SYNERGY BRANDS INC.
                                STATE OF DELAWARE
                            CERTIFICATE OF CORRECTION

Synergy Brands Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1. The name of the corporation is Synergy Brands Inc.

2. That a Restated Certificate of Incorporation was filed by the Secretary of State of Delaware on November 10, 2003 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said Certificate to be corrected is as follows:

Article Fourth incorrectly listed the number of shares the corporation shall have authority to issue as sixty million (60,000,000) and such divided into 49,900,000 common shares and 10,000,000 Class B Preferred Stock (along with 100,000 shares of Class A Preferred Stock) when in fact the corporation should have had as of the date of the filing of such document 15,000,000 shares of stock divided into 14,000,000 common shares and 900,000 Class B Preferred Shares (along with 100,000 shares of Class A Preferred Shares)

4. Article FOURTH of the Certificate is corrected to read as follows:

The 15,000,000 authorized shares shall be divided into 14,000,000 common shares, par value $.001 per share, 100,000 shares of Class A Preferred Stock, par value $.001 per share, and 900,000 shares of Class B Preferred Stock par value $.001 per share.

The number of voting and other powers, preferences and relative, participating, optional or other rights and the qualifications, limitations and restrictions of the designated Class A Preferred Stock, par value $.001 per share of the Corporation are as follows unless and until such provisions shall be changed by further resolution of this corporation's Board of Directors as to any stock of the class remaining authorized but unissued:

                             Class A Preferred Stock

     1. Designation and Amount. There shall be a series of Preferred Stock designated as "Class A Preferred Stock" and the number of shares constituting such series of Class A Preferred Stock shall be 100,000.

     2. Par Value. The par value of each share of Class A Preferred Stock shall be $.001.

     3. Rank. All shares of Class A Preferred Stock shall rank prior, both as to payment of dividends and as to distributions of assets upon liquidation, dissolut1on or winding up of the Corporation. whether voluntary or involuntary, to all of the Corporation's now or hereafter issued common stock, par value $.001 per share (the "Common Stock").

     4. Dividends. Class A Preferred Stock shall not be entitled to any dividends beyond those given to common stock.

     5. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Class A Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to the dividends accumulated thereon to the date of final distribution to such holders whether or not declared, without interest, and a sum equal to $10.50 per share, before any payment shall be made or any assets distributed to the holders of Common Stock. All of the remaining net assets shall belong to and be distributed among the holders of the Common Stock and/or any other class or series of the Corporation's capital stock as may be provided in the corporation's Certificate of Incorporation and applicable law realizing thereof an applying whatever other priorities are therein provided. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Corporation.

     6. Redemption at Option of the Corporation. The Corporation may, at its option, at any time redeem in whole, or from time to time in part, out of the earned funds of the Corporation, the Class A Preferred Stock on any date set by the Board of Directors, at $10.50 per share plus, in each case, an amount in cash equal to all dividends on the Class A Preferred Stock accrued and unpaid thereon whether or not declared, pro rata to the date fixed for redemption (such sum being hereinafter referred to as the "Redemption Price"). In case of the redemption of less than all of the then outstanding Class A Preferred Stock, the Corporation shall designate by lot, or in such other manner as the Board of Directors may determine, the shares to be redeemed or shall effect such redemption pro rata. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Class A Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all Class A Preferred Stock then outstanding shall have been paid for all past dividend periods.

     Not less than thirty (30) days prior to the redemption date, notice by first class mail, postage prepaid, shall be given to the holders of record of the Class A Preferred Stock to be redeemed. addressed to such stockholder at their last addresses as shown on the books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the shares of Class A Preferred Stock and that on and after the redemption date, dividends will cease to accumulate on such shares.

     Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Class A Preferred Stock receives such notice and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Class A Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate.

     The shares of Class A Preferred Stock shall not be subject to the operation of any purchase, retirement or sinking fund.

     7. Conversion. The shares of Class A Preferred Stock shall not be convertible at the option of the holder thereof.

     8. Voting Rights.

     a. General. Each holder of Class A Preferred Stock will have thirteen (13) votes on all matters for which the holders of Common Stock may vote for every one (1) share of Class A Preferred Stock held.

     b. Class Voting Rights. In addition to voting rights provided above, so long as the Class A Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least one half (1/2) of all outstanding Class A Preferred Stock voting separately as a class,
(i) amend, alter or repeal (by merger or otherwise) any provision of the Certificate of Incorporation or the By-laws of the Corporation, as amended, so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Class A Preferred Stock, (ii) authorize or issue any additional class or ser1es of preferred stock or any security convertible into preferred stock, or (iii) effect any reclassification or additional issuance of the Class A Preferred Stock.

     9. Outstanding Shares. For purposes of this Certificate of Designation, all shares of Class A Preferred Stock shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 6 hereof, all shares of Class A Preferred Stock that have been so called for redemption under Section 6 hereof; and (ii) from the date of registration of transfer, all shares of Class A Preferred Stock held of record by the Corporation.

     10. Partial Payments. Upon an optional redemption by the Corporation, if at any time the Corporation does not pay amounts sufficient to redeem all Class A Preferred Stock, then such funds which are paid shall be applied to redeem such Class A Preferred Stock as the Corporation may designate by lot.

     11. Preemptive  Rights.  The Class A Preferred Stock is not entitled to any
preemptive  or  subscription   rights  in  respect  of  any  securities  of  the
Corporation.

     12. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

                             Class B Preferred Stock

     1,000,000 shares of the stock authorized to be issued by this corporation as Class B Preferred Stock shall have the following provisions applicable there to, unless and until such provisions shall be changed by further resolution of this corporation's Board of Directors as to any stock of the class remaining authorized but unissued:

     The Class B Preferred Stock shall be issued in one or more series. The Board of Directors is hereby expressly authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative rights, preferences and limitations of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limitation thereto, the determination of any or all of the following and the shares of each series may vary from the shares of any other series in the following respects:

     a. The number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;

     b. The annual dividend rate on the shares of that series and whether such dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

     c. The redemption price or prices for the particular series, if redeemable, and the terms and conditions of such redemption;

     d. The  preference,  if any,  of shares of such  series in the event of any
voluntary  or  involuntary  liquidation,   dissolution  or  winding  up  of  the
Corporation;

     e. The voting rights, if any, in addition to the voting rights prescribed by law and the terms of exercise of such voting rights;

     f. The right, if any, of shares of such series to be converted into shares of any other series or class and the terms and conditions of such conversion; and

     g. Any other relative rights, preferences and limitations of that series.

     Pursuant to the authority conferred on the Board of Directors of this Corporation by the Certificate of Incorporation, the number of voting and other powers, preferences and relative, participating, optional or other rights and the qualifications, limitations and restrictions of 100,000 shares of the previously designated Class B Preferred stock. par value $.001 per share of the Corporation now to be designated Series A of Class B Preferred Stock are as follows:

                       Series A of Class B Preferred Stock

     1. Designation and Amount. There shall be a series of Class B Preferred Stock designated as "Series A of Class B Preferred Stock" and the number of shares constituting such series of Class B Preferred Stock shall be 100,000.

     2. Par Value. The par value of each such share of Series A of Class B Preferred Stock shall be $.001.

     3.Rank.All shares of Series A of Class B Preferred Stock shall rank prior, both as to payment of dividends and as to distributions of assets upon liquidation. dissolution or winding up of the Corporation, whether voluntary or involuntary, to all of the Corporation's now or hereafter issued Class A Preferred Stock $.001 par value ("Class A Preferred Stock") and its common stock. par value $.001 per share (the "Common Stock").

     4. Dividends. The holders of Series A of Class B Preferred Stock shall be entitled to receive, out of the net profits of the Corporation, dividends at the annual rate of $.90 per share per annum payable monthly by the 15th day of the month and accruing until paid starting and assessed beginning the first full month following issuance. The amount of dividends payable shall be computed on the basis of a 360 day year of twelve 30 day months. The Common Stock is entitled to all remaining profits which the Board of Directors may determine to distribute to the holders of Common Stock as dividends, Class A Preferred Stock not being entitled to any dividends but only liquidation preferences where applicable, subject to any future designations regarding the remainder of the unissued Class B Preferred Stock.

     No dividends or other distributions, other than dividends payable solely in shares of Common Stock of the Corporation ranking junior as to dividends and as to liquidation rights to the Series A of Class B Preferred Stock shall be declared, paid or set apart for payment on any shares of Common Stock and/or Class A Preferred Stock of the Corporation ranking junior as to dividends to Series A of Class B Preferred Stock unless and until all accrued and unpaid dividends of Series A of Class B Preferred Stock shall have been paid and/or set apart for payment.

     Any reference to "distribution" contained in this Section 4 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation whether voluntary or involuntary.

     5. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A of Class B Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to the dividends accumulated thereon to the date of final distribution to such holders which have not prior thereto been paid without interest, and a sum equal to $10.00 per share, before any payment shall be made or any assets distributed to the holders of Class A Preferred Stock and/or Common Stock, or any other class or series of the Corporation's capital stock. All of the remaining net assets shall belong to and be distributed among the holders of the Class A Preferred Stock and/or Common Stock in proportion to rights designated for each, subject to any future designations regarding the remainder of the unissued Class B Preferred Stock. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of. the Corporation.

     6. Redemption at Option of the Corporation. The Corporation may, at its option, at any time redeem in whole, or from time to time in part, out of the earned funds of the Corporation, the Series A of Class B Preferred Stock on any date set by the Board of Directors, at $10.00 per share plus, in each case, an amount in cash equal to all dividends on the Series A of Class B Preferred Stock accrued and unpaid thereon, pro rata to the date fixed for redemption (such sum being hereinafter referred to as the "Redemption Price").

     In case of the redemption of less than all of the then outstanding Series A of Class B Preferred Stock, the Corporation shall designate by lot, or in such other manner as the Board of Directors may determine, the shares to be redeemed or shall effect such redemption pro rata. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Series A of Class B Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all Series A of Class B Preferred Stock then outstanding shall have been paid for all past dividend periods.

     Not less than thirty (30) days prior to the redemption date notice by first class mail, postage prepaid, shall be given to the holders of record of the Series A of Class B Preferred Stock to be redeemed, addressed to such stockholders at their last addresses as shown on the books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price, the place or p1aces of payment, that payment will be made upon presentation and surrender of the shares of the Series A of Class B Preferred Stock and that on and after the redemption date, dividends will cease to accumu1ate on such shares.

     Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series A of Class B Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series A of Class B Preferred stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate.

     The shares of Series A of Class B Preferred Stock shall not be subject to the operation of any purchase, retirement or sinking fund.

     7. Conversion. The shares of Series A of Class B Preferred Stock shall not be convertible at the option of the holder thereof.

     8. Voting Rights.

     a. General. The shares of Series A of Class B Preferred Stock shall not have any voting rights regarding any corporation business except that solely and directly affecting the existence and rights and obligations of such Series A of Class B Preferred Stock.

     b. Class Voting Rights. In addition to voting rights provided above, so long as the Series A of Class B Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least one half (1/2) of all outstanding Series A of Class B Preferred Stock voting separately as a class, amend, alter or repeal (by merger or otherwise) any provision of the Certificate of Incorporation or the By-Laws of the Corporation, as amended, so as adversely to affect the relative rights. preferences, qualifications, limitations or restrictions of the Series A of Class B Preferred Stock.

     9. Outstanding Shares. For purposes of this Certificate of Designation, all shares of the Series A of Class B Preferred Stock issued shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 6 hereof, all shares of Series A of Class B Preferred Stock that have been so called for redemption under Section 6 hereof; and (ii) from the date of registration of transfer, all shares of the Series A of Class B Preferred Stock held of record by the Corporation.

     10. Partial Payments. Upon an optional redemption by the Corporation, if at any time the Corporation does not pay amounts sufficient to redeem all Series A of Class B Preferred Stock, then such funds which are paid shall be applied to redeem such Series A of Class B Preferred Stock as the Corporation may designate by lot.

     11. Preemptive Rights. The Series A of Class B Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

     12. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be val1d or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable jaw.

     To the extent not otherwise designated and until issued the shares of stock may be issued from time to time in one or more classes or one or more series within any class thereof, in any manner permitted by law, as determined from time to time by the board of directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the board of directors pursuant to authority hereby vested in it, each class or series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number, designation or title.

     All shares of stock in such classes or series may be issued for such consideration and have such voting powers, full or limited, or no voting powers, and shall have such designations preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, permitted by law, as shall be stated and expressed in the resolution or resolutions, providing for the issuance of such shares adopted by the board of directors pursuant to authority hereby vested in it. The number of shares of stock of any class or series within any class, so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the board of directors pursuant to authority hereby vested in it.

     IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Mair Faibish, an Authorized Officer, this day of January, A.D. 2005.


By:     /s/ Mair Faibish
------------------------
Name:   Mair  Faibish
Title:  Chief Executive Officer